Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-194930, 333-202656, 333-206347, 333-212960, 333-218018, 333-227267, 333-227900, 333-233285, 333-251676, 333-261093

and 333-264215) on Form S-8 and Registration Statements (No. 333-234459, 333-230797 and

333-228566) on Form S-1 of Biocept,Inc. (the Company)of our report dated April17, 2023, relatingto the financial statements of the Company, which is included in this Annual Report on Form 10-K of Biocept, Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

Dallas, Texas

April 17, 2023